UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Monday, 13, January 2014

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 789-0848

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant

On 13 January 2014, Sungame Corp.’s auditor Ronald R Chadwick, P.C. notified Sungame Corp. that he is retiring and thus not standing for reelection. Sungame has retained Cutler & Co. L.L.C. as their new auditor and certifying accountant, on 13 January 2014, upon the advice and with the assistance of Ronald R. Chadwick, P.C., with the approval of the Board of Directors. No prior dealings had been had between Sungame and Cutler & Co. L.L.C.

There were no disagreements with accounting practices, financial statement disclosure, or auditing scope or procedure, or  adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles within the past two fiscal years, and Ronald R Chadwick, P.C. is authorized to discuss all matters with the new certifying accountant, Cutler & Co., L.L.C. Ronald R Chadwick, P.C. audit report for the year ended December 31, 2012 included an explanatory paragraph as to the Company’s ability to continue as a going concern.  The Company provided Ronald R Chadwick, P.C. with a copy of this Form  8-K, which he agreed with,,  and requested  that  Ronald R Chadwick, P.C. furnish  a letter addressed  to the Commission   stating  whether  they  agree  with the disclosures contained  in this 8-K.

Sungame acknowledges that: i) the company is responsible for the adequacy and accuracy of the disclosure in the filing; ii) staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and iii) the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     Wednesday, 6 February 2014

/s/    Neil Chandran
By:   Neil Chandran,
         CEO, CFO, PAO, and Director